Exhibit 99.1

Fate Therapeutics Announces Leadership Transition

Bob Valamehr, Ph.D. MBA, To Become President and CEO January 1, 2025

Scott Wolchko To Retire as President and CEO after 10 years of Leadership in Pioneering iPSC-derived Cellular Immunotherapies

San Diego, CA – November 29, 2024 – Fate Therapeutics, Inc. (NASDAQ: FATE) (“Fate Therapeutics” or the “Company”), a clinical-stage biopharmaceutical company dedicated to bringing first-in-class induced pluripotent stem cell (iPSC)-derived cellular immunotherapies to patients with cancer and autoimmune disorders, today announced that Scott Wolchko, the Company’s President and CEO, will retire effective December 31, 2024. Fate’s current President of Research and Development (R&D), Bob Valamehr, Ph.D. MBA, will assume the role of President and CEO as of January 1, 2025. Fate Therapeutics will passionately continue its mission to develop novel off-the-shelf cellular immunotherapies to broadly treat patients in need.

Since 2015, Mr. Wolchko has guided the Company to become a leading biopharmaceutical company in the field of off-the-shelf natural killer (NK) cell and T-cell immunotherapies for patients with cancer and autoimmune diseases. During his tenure, the Company pioneered the development of a versatile and powerful iPSC product platform and treated over 300 patients with first-of-kind, multiplexed-engineered NK cell and T-cell product candidates. The Company’s innovative platform enables the generation of clonal master iPSC lines and the scaled manufacture of off-the-shelf product candidates uniquely designed and engineered to perform disease fighting roles. Mr. Wolchko will continue as a strategic advisor to the Company.

“I would like to thank Scott for his leadership and contributions since the Company’s founding and his vision in establishing Fate as a leader in creating multiplexed-engineered living drugs to tackle complex diseases and delivering them as safe and cost-effective medicines that are available on-demand,” said Bill Rastetter, Fate’s Chairman of the Board of Directors. “I have learned from Scott and admired his unique insights on building strategic differentiation into our product platform and product candidates.”

For nearly 15 years, Dr. Valamehr has led the development of the Company’s iPSC platform and is a leader in the field of cellular therapeutics. Under his direction, the Company has established a world class R&D organization yielding numerous high-tier journal publications, over 500 issued patents, and a pipeline of highly innovative cellular products. Dr. Valamehr’s pursuit to treat patients in need with novel cellular therapeutics includes the allowance of thirteen Investigational New Drug applications, spanning the treatment of hematological malignancies, solid tumors and autoimmune disorders.

Included in the Company’s product candidate pipeline is FT819, the Company’s off-the-shelf, CD19-targeted, 1XX CAR T-cell product candidate comprised of CD8αß+ T cells. FT819 is currently in an ongoing multi-center, Phase 1 clinical trial for patients with moderate-to-severe systemic lupus erythematosus (SLE) where the trial is designed to evaluate the safety, pharmacokinetics, and anti-B cell activity of FT819 (NCT06308978). The first three patients, all of whom presented with active lupus nephritis, received fludarabine-free conditioning followed by a single dose of FT819. All three patients remain on-study, and there have been no dose-limiting toxicities. (Goulding et al., American College of Rheumatology Annual Conference 2024).

“The initial data from our use of FT819, where we have observed a favorable safety profile, first in the treatment of aggressive B cell lymphoma, and now in the initial stages of our SLE clinical trial, provide support for the potential of the company’s iPSC platform across different diseases”, said Dr. Valamehr, “The first lupus nephritis patient treated with a single dose of FT819 and fludarabine-free conditioning has achieved drug-free clinical remission and continues free of all immunosuppressive therapy. We will continue the trial of FT819 in SLE as we gather insights to implement an approval strategy for this novel off-the-shelf cellular immunotherapy. We also continue to push forward our other clinical programs, including FT825 / ONO-8250 CAR T-cell product candidate for treatment of advanced solid tumors pursued in collaboration with our partner Ono Pharmaceutical.”

About Fate Therapeutics’ iPSC Product Platform

Human induced pluripotent stem cells (iPSCs) possess the unique dual properties of unlimited self-renewal and differentiation potential into all cell types of the body. The Company’s proprietary iPSC product platform combines multiplexed-engineering of human iPSCs with single-cell selection to create clonal master iPSC lines. Analogous to master cell lines used to mass produce biopharmaceutical drug products such as monoclonal antibodies, the Company utilizes its clonal master iPSC lines as a starting cell source to manufacture engineered cell products which are well-defined and uniform in composition, can be stored in inventory for off-the-shelf availability, can be combined and administered with other therapies, and can potentially reach a broad patient population. As a result, the Company’s platform is uniquely designed to overcome numerous limitations associated with the manufacture of cell therapies using patient- or donor-sourced cells. Fate Therapeutics’ iPSC product platform is supported by an intellectual property portfolio of over 500 issued patents and 500 pending patent applications.

About Fate Therapeutics, Inc.

Fate Therapeutics is a clinical-stage biopharmaceutical company dedicated to bringing a first-in-class pipeline of induced pluripotent stem cell (iPSC)-derived cellular immunotherapies to patients with cancer and autoimmune diseases. Using its proprietary iPSC product platform, the Company has established a leadership position in creating multiplexed-engineered master iPSC lines and in the manufacture and clinical development of off-the-shelf, iPSC-derived cell products. The Company’s pipeline includes iPSC-derived natural killer (NK) cell and T-cell product candidates, which are selectively designed, incorporate novel synthetic controls of cell function, and are intended to deliver multiple therapeutic mechanisms to patients. Fate Therapeutics is headquartered in San Diego, CA. For more information, please visit www.fatetherapeutics.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the safety and therapeutic potential of the Company’s iPSC-derived CAR NK and T-cell product candidates, the advancement of and plans related to the Company’s product candidates, clinical studies and preclinical research and development programs, the Company’s progress, plans and timelines for the clinical investigation of its product candidates, the initiation and continuation of enrollment in the Company’s clinical trials, the initiation of additional clinical trials and additional dose cohorts in ongoing clinical trials of the Company’s product candidates, the timing and availability of data from the Company’s clinical trials, the therapeutic and market potential of the Company’s research and development programs and product candidates, the Company’s clinical and product development strategy, the Company’s expectations regarding progress, plans, and timelines, and Mr. Wolchko’s continued service as a strategic advisor to the Company. These and any other forward-looking statements in this release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Company’s research and development programs and product candidates, including those product candidates in clinical investigation, may not demonstrate the requisite safety, efficacy, or other attributes to warrant further development or to achieve regulatory approval, the risk that results observed in prior studies of the Company’s product candidates, including preclinical studies and clinical trials, will not be observed in ongoing or future studies involving these product candidates, the risk of a delay or difficulties in the initiation and conduct of, or enrollment of patients in, any clinical trials, the risk that the Company may cease or delay preclinical or clinical development of any of its product candidates for a variety of reasons (including requirements that may be imposed by regulatory authorities on the initiation or conduct of clinical trials, changes in the therapeutic, regulatory, or competitive landscape for which the Company’s product candidates are being developed, the amount and type of data to be generated or otherwise to support regulatory approval, difficulties or delays in patient enrollment and continuation in the Company’s ongoing and planned clinical trials, difficulties or delays in manufacturing or supplying the Company’s product candidates for clinical testing, failure to demonstrate that a product candidate has the requisite safety, efficacy, or other attributes to warrant further development, and any adverse events or other negative results that may be observed during preclinical or clinical development), and the risk that its product candidates may not produce therapeutic benefits or may cause other unanticipated adverse effects. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the risks and uncertainties detailed in the Company’s periodic filings with the Securities and Exchange Commission, including but not limited to the Company’s most recently filed periodic report, and from time to time in the Company’s press releases and other investor communications. Fate Therapeutics is providing the information in this release as of this date and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Contact:

Christina Tartaglia

Precision AQ

212.362.1200

christina.tartaglia@precisionaq.com